UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 7, 2016, Revance Therapeutics, Inc. (the “Company”) entered into an at the market issuance, or ATM, Sales Agreement (the “2016 Agreement”) with Cowen and Company, LLC (“Cowen”), under which the Company may offer and sell shares of its common stock having aggregate gross proceeds of up to $75 million through Cowen as the Company’s sales agent. Cowen will use commercially reasonable efforts to sell the common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Cowen may sell the common stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended. The Company will pay Cowen a commission of up to 3.0% of the gross sales proceeds of any common stock sold through Cowen under the 2016 Agreement. The Company also provided Cowen with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the 2016 Agreement. The offering of shares of common stock pursuant to the 2016 Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the 2016 Agreement, or (ii) termination of the Agreement in accordance with its terms.

The issuance and sale of these shares by the Company under the 2016 Agreement, if any, is subject to the effectiveness of the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission concurrently with this Form 8-K on March 7, 2016. The Company cannot make assurances as to if or whether this registration statement will become effective or, if it does become effective, as to the continued effectiveness of the registration statement.

On March 4, 2015, the Company previously entered into an ATM Sales Agreement (the “2015 Agreement”) with Cowen, under which the Company could offer and sell common stock having aggregate gross proceeds of up to $50 million through Cowen as the Company’s sales agent. As of March 7, 2016, common stock for aggregate gross proceeds of $39.2 million remained available under the 2015 Agreement. The Company has discontinued placements under the 2015 Agreement and, upon the effectiveness of its registration statement on Form S-3 filed with the Securities and Exchange Commission today, the 2015 Agreement will be effectively terminated.

The foregoing description of the 2016 Agreement is not complete and is qualified in its entirety by reference to the full text of the 2016 Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.1	Sales Agreement, dated March 7, 2016, by and between Revance Therapeutics, Inc. and Cowen and Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer

EXHIBIT INDEX

Number	Description

10.1	Sales Agreement, dated March 7, 2016, by and between Revance Therapeutics, Inc. and Cowen and Company, LLC